UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2023

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Atreca, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

835 Industrial Rd., Suite 400

San Carlos, California 94070

(Address of Principal Executive Offices) (Zip Code)

(650) 595-2595

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 10, 2023, Atreca, Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended June 30, 2023 and recent corporate developments. A copy of such press release is furnished hereto as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, except as expressly set forth by reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 10, 2023, the Company implemented and announced a corporate reorganization of its operations. As part of the reorganization, the Company is undertaking cost-saving initiatives, including a workforce reduction of approximately 40% of its current employees and the suspension of the development of ATRC-101, its former lead product candidate. The total cost related to the workforce reduction is estimated to be approximately $1.6 million, all of which is cash-based expenditures related primarily to severance payments. The Company expects to recognize substantially all the charges related to the workforce reduction in the quarter ending September 30, 2023. These estimates are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

In addition, the Company announced plans to focus its efforts on advancing its preclinical antibody-drug conjugate candidates, including APN-497444, while preserving its core discovery capabilities. Although the Company is unable to estimate in good faith the approximate charges to be incurred in connection with the suspension of the development of ATRC-101, as a result of the Company’s corporate reorganization, the Company expects that its existing cash, cash equivalents and investments will be sufficient to fund its operating and capital needs through early 2024. The Company is also evaluating further cost-saving initiatives.

Forward-Looking Statements

This Current Report contains statements regarding matters that are not historical facts that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our strategy and future plans, including statements regarding our corporate reorganization to reduce expenses and extend our cash runway through early 2024, including a reduction in our workforce and the suspension of the development of ATRC-101, the timing, costs and effectiveness of our recently announced, or any future, cost-saving initiatives, our plans to focus on our preclinical ADC candidates, including APN-497444, and our ability to preserve our core discovery capabilities. Our actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the initiation, timing, progress and results of our research and development programs, preclinical studies, clinical trials, regulatory submissions, and other matters that are described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov, including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release titled "Atreca Reports Second Quarter 2023 Financial Results and Announces Corporate Restructuring," dated August 10, 2023, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Date: August 10, 2023	By:	/s/ Herbert Cross
Herbert Cross
Chief Financial Officer